UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

SCHEDULE 14A

     Proxy Statement Pursuant to Section 14(a) of
          the Securities Exchange Act of 1934 (Amendment No.           )

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Ceridian Corporation (Name of Registrant as Specified In Its Charter)

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January 25, 2007

Dear Ceridian Employees –

As you may be aware, Pershing Square Capital Management, L.P., a Ceridian stockholder, recently nominated eight individuals to stand for election to our Company’s Board of Directors at the next Annual Meeting of Stockholders.

When a dissident stockholder nominates a slate of directors in opposition to the candidates nominated by your Board, it is known as a proxy contest. These contests generally take place at the Board level, and do not reflect on the dedication and hard work of our talented employees, the strength of our Company as a provider, or our customers’ confidence in our products and services. Our business is strong and we continue to be a leader in the markets we serve.

Proxy contests are closely regulated by the Securities and Exchange Commission and entail numerous rules and regulations, which can be both complicated and confusing. In order to help all of you better understand this process, we have attached a short Q&A in anticipation of some of the questions that you may have. I hope that this will help keep you fully informed about the process as you hear more about it in the coming weeks.

As the Annual Meeting approaches, you are likely to see an increasing number of news articles, and those of you who are stockholders are also likely to receive materials asking for your vote. I am confident that despite any potential distraction, I can count on each of you to remain focused and continue your hard work, which is vital to the future success of Ceridian.

I also want to remind you of our company policy about discussing these issues with outside parties. If you receive any inquiries from stockholders, analysts, and members of the media, please forward them to Craig Manson, Vice President of Investor Relations, at (952) 853-6022. As always, it is important for us to speak with one voice.

Our Board has confidence in Ceridian’s prospects for the future, and we assure you that we remain committed, as always, to doing what is right for our Company and all our customers, employees, and stockholders.

Thank you again for your continued dedication and support.

Sincerely,

Kathryn V. Marinello President and Chief Executive Officer

Question and Answer

What is a proxy contest?
A proxy contest is a contest to win stockholder votes in an election of a corporation’s directors or the vote on a proposal put before the stockholders. Typically, the vote is held at an annual meeting of the corporation’s stockholders. Stockholders may vote either in person or by proxy.

Who is Pershing Square Capital Management, L.P.?
Pershing Square is a New York-based investment fund that currently owns approximately 11% of Ceridian’s common stock.

Why is Pershing Square initiating this proxy contest?
That’s a question only they can answer. We are disappointed that Pershing Square has decided to pursue a potentially costly and disruptive proxy contest, especially in light of our reassurances to Pershing Square in response to concerns it raised in a letter addressed to our Board.

How long will the proxy fight last?
The proxy fight may last up until the date of our Annual Meeting of Stockholders, which will be announced later.

What are the next steps?
Ceridian’s Board and management team are actively focused on delivering maximum value for all stockholders and positioning our Company for success, and we appreciate the suggestions of all our stockholders. As stated in our press release dated January 23, 2007, we are reviewing Pershing Square’s filing and will respond to it in detail after appropriate consideration.

What will happen between now and the Annual Meeting?
Both Ceridian and Pershing Square will mail proxy statements and proxy cards to Ceridian’s stockholders. Leading up to the Company’s Annual Meeting, Ceridian and Pershing Square will communicate with stockholders to make their arguments by sending stockholder letters and other communications materials. Ceridian stockholders are able to send in proxy cards up to the day of the Annual Meeting and are also able to vote at the meeting itself.

What will happen at the Annual Meeting?
Stockholders of record will be able to vote at the Annual Meeting. Both the Company and Pershing Square will submit all of the proxy cards they have received throughout the process to an independent inspector of elections who will be responsible for counting and certifying the vote. While there may be some preliminary indication of the outcome of the vote on the day of the meeting, it generally takes some time thereafter for the vote in proxy contests to be certified by the independent inspector. Until the vote is certified, all of the current directors will continue to serve on the Board.

What will happen to the stock I hold?
The proxy contest relates to the election of directors. The outcome will have no impact on your stock holdings.

What do I do if I am questioned by stockholders or the media?
The company will respond to stockholder and media inquiries appropriately. Please forward any calls you may receive from shareholders, analysts, members of the media or other outside parties, to Craig Manson, Vice President of Investor Relations, at (952) 853-6022.

FORWARD LOOKING STATEMENTS
"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995. Certain matters discussed in this communication that are not historical or current facts constitute forward-looking statements that deal with potential future circumstances and developments. Forward-looking statements are based on current expectations and assumptions, and entail various risks and uncertainties that could cause actual results to differ materially from those expressed in these forward-looking statements. Such risks and uncertainties include the economic conditions in Ceridian's markets, competitive conditions, customer acceptance of Ceridian's services, and those additional factors that are identified and discussed from time to time in Ceridian's filings with the Securities and Exchange Commission (the "SEC"), including those factors discussed in Part I, Item 1A, "Risk Factors" of Ceridian's Annual Report on Form 10-K for the year ended December 31, 2005, as such factors are amended and supplemented by the risk factors contained in Part II, Item IA, "Risk Factors" of Ceridian's Quarterly Reports on Form 10-Q for the periods ended March 31, 2006, June 30, 2006, and September 30, 2006. This communication speaks only as of its date, and Ceridian disclaims any duty to update the information herein.

ADDITIONAL INFORMATION AND WHERE TO FIND IT
In connection with its 2007 Annual Meeting, Ceridian will be filing a proxy statement, White Proxy Card and other materials with the SEC. WE URGE INVESTORS TO READ THE PROXY STATEMENT AND THESE OTHER MATERIALS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT CERIDIAN AND THE MATTERS TO BE CONSIDERED AT ITS ANNUAL MEETING. Investors may contact MacKenzie Partners, Inc., the company's proxy advisor, for the 2007
Annual Meeting, at 800-322-2885 or by email at ceridianproxy@mackenziepartners.com. Investors may also obtain a free copy of the proxy statement and other relevant documents when they become available as well as other materials filed with the SEC concerning Ceridian at the SEC's website at http://www.sec.gov. Free copies of Ceridian's SEC filings are also available on Ceridian's website at http://www.ceridian.com. These materials and other documents may also be obtained for free from: Ceridian Corporation, 3311 East Old Shakopee Road, Minneapolis, Minnesota 55425, Attn: Investor Relations.

PARTICIPANTS IN THE SOLICITATION
Ceridian and its officers and directors may be deemed, under SEC rules, to be participants in the solicitation of proxies from Ceridian's stockholders with respect to the matters to be considered at Ceridian's 2007 Annual Meeting. Information regarding the officers and directors of Ceridian is included in its definitive proxy statement for its 2006 Annual Meeting filed with the SEC on March 27, 2006, and on Ceridian's website at http://www.ceridian.com. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by securities, holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with Ceridian's 2007 Annual Meeting.